Exhibit 1.1

Elme Communities

$350,000,000 of Common Shares of Beneficial Interest

EQUITY DISTRIBUTION AGREEMENT

Dated: February 20, 2024

i

EXHIBITS

Exhibit A-1	–	Form of Issuance Placement Notice
Exhibit A-2	–	Form of Forward Placement Notice
Exhibit B	–	Authorized Individuals for Placement Notices and Acceptances
Exhibit C	–	Compensation
Exhibit D	–	Significant Subsidiaries of the Company
Exhibit E	–	Form of Opinions of Company Counsel
Exhibit F	–	Officer Certificate
Exhibit G	–	Issuer Free Writing Prospectuses
Exhibit H	–	Form of Master Forward Confirmation

ii

Elme Communities

$350,000,000 of Common Shares of Beneficial Interest

EQUITY DISTRIBUTION AGREEMENT

February 20, 2024

To the Several Agents, Forward Sellers and Forward Purchasers

Listed on Schedule I hereto

Ladies and Gentlemen:

Elme Communities, a Maryland real estate investment trust (the “Company”), confirms its agreement (this “Agreement”) with (i) each of Wells Fargo Securities, LLC, BNY Mellon Capital Markets, LLC, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, KeyBanc Capital Markets Inc., TD Securities (USA) LLC and Truist Securities, Inc., each in its capacity as agent for the Company (collectively, the “Agents” and individually, an “Agent”), (ii) each of Wells Fargo Bank, National Association, The Bank of New York Mellon, Citibank, N.A., Goldman Sachs & Co. LLC, KeyBanc Capital Markets Inc., The Toronto-Dominion Bank and Truist Bank, each (or its affiliate assignee) in its capacity as purchaser under any Forward Contract (as defined below) (collectively, the “Forward Purchasers” and individually, a “Forward Purchaser”), and (iii) each of Wells Fargo Securities, LLC, BNY Mellon Capital Markets, LLC, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, KeyBanc Capital Markets Inc., TD Securities (USA) LLC and Truist Securities, Inc., each in its capacity as agent for the Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares (as defined below) hereunder (collectively, the “Forward Sellers” and individually, a “Forward Seller”), as follows:

SECTION 1. Description of Placement Shares.

The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through the Agents, acting as agent and/or principal, or sell through the Forward Sellers, Common Shares of Beneficial Interest, par value $0.01 per share (the “Common Shares”), having an aggregate sale price of up to $350,000,000 (such Common Shares, the “Placement Shares,” which hereinafter refers to, collectively, the Issuance Shares (as defined below) and the Forward Hedge Shares offered and sold pursuant to this Agreement, and such maximum amount, the “Maximum Amount”); provided, however, that in no event shall the Company issue or sell through the Agents or sell through the Forward Sellers such number of Placement Shares that (i) exceeds the Maximum Amount, or (ii) exceeds the number of authorized but unissued Common Shares. It is understood and agreed by the parties hereto that if the Placement Shares are offered or sold through the Forward Seller, then the Forward Seller shall be acting solely as sales agent for the Forward Purchaser with respect to the offering and sale of such Placement Shares. Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 regarding the number or amount of Placement Shares issued and sold under this Agreement shall be the sole responsibility of the Company, and neither the Agents nor the Forward Sellers shall have any obligation in connection with such compliance. The issuance and sale of the Placement Shares through the Agents and through the Forward Sellers will be effected pursuant to the Registration Statement (as defined below) filed by the Company with the Securities and Exchange Commission (the “Commission”), which became effective upon filing, although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue the Placement Shares. For purposes hereof, “Forward Hedge Shares” means all Common Shares borrowed by a Forward Purchaser or its affiliate and offered and sold by its affiliated Forward Seller in connection with any Forward Transaction (as defined in Section 3(a) below) that has occurred or may occur in accordance with the terms and conditions of this Agreement. “Issuance Shares” shall refer to all Placement Shares other than the Forward Hedge Shares. The Company agrees that whenever it determines to sell Placement Shares directly to an Agent as principal it will enter into a separate written agreement containing the terms and conditions of such sale.

The Company has filed, in accordance with the provisions of the Securities Act, with the Commission a registration statement on Form S-3 (File No. 333-277167), including a base prospectus, relating to certain securities, including the Placement Shares to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Exchange Act. The Company has prepared a prospectus supplement specifically relating to the Placement Shares (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Company will furnish to the Agents, the Forward Purchasers and the Forward Sellers, for use by the Agents, the Forward Purchasers and the Forward Sellers, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Placement Shares. The “Registration Statement”, as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents and information otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the Securities Act (“Rule 430B”), and any Replacement Registration Statement (as defined in Section 7(a) hereof); provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Placement Shares, which time shall be considered the “new effective date” of the Registration Statement with respect to the Placement Shares within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto at such time, the documents and information incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to EDGAR.

SECTION 2. Placement.

Each time that the Company wishes to issue Issuance Shares hereunder (each, an “Issuance Placement” and together with any sale of the Forward Hedge Shares by the Forward Sellers in connection with a Forward Transaction, collectively, the “Placements” and each, a “Placement”) it will notify the designated Agent by email notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Issuance Shares to be sold, which shall at a minimum include the number or dollar amount of Issuance Shares, the time period during which sales are requested to be made, any limitation on the number or dollar amount of Issuance Shares that may be sold in any one day and any minimum price below which sales may not be made (an “Issuance Placement Notice”), a form of which containing such minimum sales parameters necessary is attached hereto as Exhibit A-1. The Issuance Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from such Agent set forth on Exhibit B, as such Exhibit B may be amended from time to time. If such Agent wishes to accept such proposed terms included in the Issuance Placement Notice (which it may decline to do so for any reason in its sole discretion) or, following discussion with the Company, wishes to accept amended terms, such Agent will, prior to 4:30 p.m. (New York City time) on the Business Day following the Business Day on which such Issuance Placement Notice is delivered to such Agent, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties) addressed to all of the individuals from the Company and such Agent set forth on Exhibit B setting forth the terms that such Agent is willing to accept. Where the terms provided in the Issuance Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or the Agent until the Company delivers to such Agent an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Issuance Placement Notice, as amended (such acceptance with respect to the Issuance Shares, or together with respect to the terms of a Forward Placement Notice (as defined in Section 3(a) hereof), an “Acceptance”), which email shall be addressed to all of the individuals from the Company and such Agent set forth on Exhibit B. The Issuance Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of such Agent’s acceptance of the terms of the Issuance Placement Notice or upon receipt by the Agent of the Company’s Acceptance, as the case may be, unless and until (i) the entire amount of the Issuance Shares has been sold, (ii) in accordance with the notice requirements set forth in the second sentence of this paragraph, the Company terminates the Issuance Placement Notice, (iii) the Company issues a subsequent Issuance Placement Notice with parameters superseding those on the earlier dated Issuance Placement Notice, (iv) this Agreement has been terminated under the provisions of Section 13 or (v) either party shall have suspended the sale of the Placement Shares in accordance with Section 4 below; provided, however, that any such notice shall not affect or impair either party’s obligations with respect to any Issuance Shares sold under the applicable Placement Notice prior to the receipt of such notice. The amount of any discount, commission or other compensation to be paid by the Company to the Agent in connection with the sale of the Issuance Shares shall be calculated in accordance with the terms set forth in Exhibit C. It is expressly acknowledged and agreed that neither the Company nor any Agent will have any obligation whatsoever with respect to a Placement or any Issuance Shares unless and until the Company delivers an Issuance Placement Notice to the Agent and either (i) the applicable Agent accepts the terms of such Issuance Placement Notice or (ii) where the terms of such Issuance Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Issuance Placement Notice (as amended by the corresponding Acceptance, if applicable) and herein. In the event of a conflict between the terms of this Agreement and the terms of an Issuance Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Issuance Placement Notice (as amended by the corresponding Acceptance, if applicable) will control.

SECTION 3. Sale of Placement Shares by the Agents and the Forward Sellers.

(a) Subject to the terms and conditions set forth in the relevant Master Forward Confirmation (as defined below) and any “Supplemental Confirmation” thereunder, on any Trading Day (as defined below) during the term on which the conditions set forth in Section 9 have been satisfied, the Company may request to enter into a Forward Transaction by delivering a written notice (which notice shall specify that it relates to a “Forward Transaction”) to the designated Forward Purchaser and its affiliated Forward Seller, containing the parameters of the Forward Transaction it desires, in accordance with this Agreement (a “Forward Placement Notice” and together with any Issuance Placement Notice, collectively, the “Placement Notices” and each a “Placement Notice”), the form of which is attached hereto as Exhibit A-2. Such Forward Placement Notice shall include, for purposes of (and as defined under) the related Master Forward Confirmation, the proposed (i) first day of the Forward Hedge Selling Period, (ii) Maturity Date, (iii) last day of the Forward Hedge Selling Period, (iv) Forward Hedge Number, (v) Forward Hedge Selling Commission Rate, (vi) Spread, (vii) Initial Stock Loan Rate, (viii) Maximum Stock Loan Rate, (ix) Forward Price Reduction Dates and (x) Forward Price Reduction Amounts (as defined below; together, the “Proposed Confirmation Terms”). The Forward Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from such Forward Purchaser and related Forward Seller as set forth on Exhibit B, as such Exhibit B may be updated from time to time with respect to the individuals of each party providing written notice, by an Agent, Forward Purchaser or Forward Seller, to the Company, on the one hand, and by the Company to all Agents, Forward Purchasers and Forward Sellers, on the other hand, of the addition or deletion of individuals of such notifying party. Each Forward Placement Notice is subject to review and acceptance by the applicable Forward Purchaser and Forward Seller. Such Forward Purchaser and the related Forward Seller may accept such Proposed Confirmation Terms (which they may decline to do for any reason in their sole discretion) by e-mail to one of the individuals at the Company named on Exhibit B hereto, as such Schedule may be amended from time to time, confirming the terms of such Forward Placement Notice. In no event shall the Forward Hedge Selling Commission Rate exceed 2.0%. It is expressly acknowledged and agreed that none of the Company, the Forward Purchaser or the Forward Seller will have any obligation whatsoever with respect to a Forward Placement Notice or any Forward Hedge Shares unless and until the Company delivers a Forward Placement Notice to a Forward Purchaser and the related Forward Seller and such Forward Purchaser and the Forward Seller accept the terms of such Forward Placement Notice, and then only upon the terms specified in the Forward Placement Notice, this Agreement and the relevant Master Forward Confirmation. In the event of a conflict between the terms of Section 2 or Section 3 of this Agreement and an accepted Forward Placement Notice with respect to a Forward Transaction, the terms of such Forward Placement Notice will control with respect to such Forward Transaction. As used herein, “Forward Transaction” means the transaction resulting from an accepted Forward Placement Notice providing for the sale by such Forward Seller of Forward Hedge Shares as specified in such Forward Placement Notice, subject to the terms and conditions of this Agreement and the applicable Forward Contract. “Master Forward Confirmation” means each letter agreement by and between the Company and a Forward Purchaser (including all provisions incorporated by reference therein, substantially in the form attached as Exhibit H). “Forward Contract” means, for each Forward Transaction, the contract evidencing such Forward Transaction between the Company and such Forward Purchaser, which shall be composed of the relevant Master Forward Confirmation and the related “Supplemental Confirmation” (as defined in such Master Forward Confirmation) for such Forward Transaction.

(b) Subject to the provisions of Section 6(a), each Agent, for the period specified in the Issuance Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Issuance Shares up to the amount specified, and otherwise in accordance with the terms of such Issuance Placement Notice (as amended by the corresponding Acceptance, if applicable). Such Agent will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Issuance Shares hereunder setting forth the number of Issuance Shares sold on such day, the compensation payable by the Company to the Agent pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by the Agent (as set forth in Section 6(b)) from the gross proceeds that it receives from such sales. Subject to the terms of the Issuance Placement Notice (as amended by the corresponding Acceptance, if applicable), the Agents may sell Issuance Shares by any method permitted by law, including without limitation in transactions deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act sales made directly on the NYSE, on any other existing trading market for the Common Shares or to or through a market maker other than on exchange. Subject to the terms of the Issuance Placement Notice (as amended by the corresponding Acceptance, if applicable), the Agents may also sell Issuance Shares by any other method permitted by law, including but not limited to in privately negotiated transactions, which may include block trades. The Company acknowledges and agrees that (i) there can be no assurance that any Agent will be successful in selling Issuance Shares, and (ii) the applicable Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Issuance Shares for any reason other than a failure by the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Issuance Shares as required under this Section 3. For the purposes hereof, “Trading Day” means any day on which the Common Shares are purchased and sold on the principal market on which the Common Shares are listed or quoted.

(c) (i) Subject to the terms and conditions of this Agreement and as set forth in the relevant Master Forward Confirmation and each “Supplemental Confirmation” under the related Master Forward Confirmation, upon acceptance of a Forward Placement Notice by such Forward Purchaser and Forward Seller, and unless the sale of the Forward Hedge Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement or the relevant Master Forward Confirmation, such Forward Purchaser will use commercially reasonable efforts to borrow Forward Hedge Shares up to the Forward Hedge Number specified in the relevant Forward Placement Notice accepted by such Forward Purchaser and the relevant Forward Seller will use commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares, in accordance with the terms of such Forward Placement Notice. “Forward Hedge Number” means the maximum number of Forward Hedge Shares to be sold by a Forward Seller with respect to any Forward Transaction, as specified in the Forward Placement Notice for such Forward Transaction, subject to the terms and conditions of this Agreement.

(ii) No Forward Placement Notice may be delivered hereunder (A) if the Forward Hedge Selling Period specified therein would overlap in whole or in part with any Forward Hedge Selling Period specified in any other Forward Placement Notice delivered hereunder unless the Forward Hedge Shares to be sold under all such previously delivered Forward Placement Notices have all been sold or (B) if any Forward Hedge Selling Period specified therein would overlap in whole or in part with any Unwind Period under (and as defined in) any Forward Contract entered into between the Company and any Forward Purchaser. As used herein, the “Forward Hedge Selling Period” is the period of consecutive Trading Days (as determined by the Company in the Company’s sole discretion and specified in the applicable Forward Placement Notice) beginning on, and including, the Trading Day immediately following the Trading Day on which such Forward Placement Notice is delivered or deemed to be delivered; provided, that if, prior to the scheduled end of any Forward Hedge Selling Period, (x) any event occurs that would permit such Forward Purchaser to designate a “Scheduled Trading Day” as an “Early Valuation Date” (as each such term is defined in the relevant Master Forward Confirmation) under, and pursuant to, the provisions opposite the caption “Early Valuation” in the relevant Master Forward Confirmation or (y) a “Bankruptcy Termination Event” (as such term is defined in the relevant Master Forward Confirmation) occurs, then the Forward Hedge Selling Period shall immediately terminate as of the first such occurrence (or, if later, when persons at such Forward Seller responsible for executing sales of Forward Hedge Shares become aware of such occurrence).

(iii) No later than the opening of the Trading Day immediately following the Effective Date (as defined in the relevant Master Forward Confirmation), such Forward Purchaser shall execute and deliver to the Company a “Supplemental Confirmation” in respect of the Forward Contract for such Forward Hedge Selling Period, which “Supplemental Confirmation” shall set forth the “Trade Date” for such Forward Transaction (which shall, subject to the terms of the relevant Master Forward Confirmation, be the last Trading Day of such Forward Hedge Selling Period), the “Effective Date” for such Forward Transaction (which shall, subject to the terms of the relevant Master Forward Confirmation, be the date one Settlement Cycle (as such term is defined in the relevant Master Forward Confirmation) immediately following the last Trading Day of such Forward Hedge Selling Period), the initial “Number of Shares” for such Forward Transaction (which shall, subject to the terms of the relevant Master Forward Confirmation, be the number of Forward Hedge Shares sold during such Forward Hedge Selling Period), the “Maturity Date” for such Forward Transaction (which shall, subject to the terms of the relevant Master Forward Confirmation, be the date set forth opposite the caption “Maturity Date” in the Forward Placement Notice for such Forward Transaction), the “Forward Price Reduction Dates” for such Forward Transaction (which shall be each of the dates set forth below the caption “Forward Price Reduction Dates” in the Forward Placement Notice for such Forward Transaction), the “Forward Price Reduction Amounts” corresponding to such Forward Price Reduction Dates (which shall be each amount set forth opposite each “Forward Price Reduction Date” and below the caption “Forward Price Reduction Amounts” in the Forward Placement Notice for such Forward Transaction), the “Forward Hedge Selling Commission Rate” for such Forward Transaction (which shall be the amount set forth opposite the term “Forward Hedge Selling Commission Rate” in the accepted Forward Placement Notice), the “Spread” for such Forward Transaction (which shall be the amount set forth opposite the term “Spread” in the accepted Forward Placement Notice), the “Initial Forward Price” for such Forward Transaction (which shall be determined as provided in the relevant Master Forward Confirmation), the “Volume-Weighted Hedge Price” (which shall be determined as provided in the relevant Master Forward Confirmation), the “Initial Stock Loan Rate” (which shall be as determined by the Calculation Agent (as defined in the relevant Master Forward Confirmation)), the “Maximum Stock Loan Rate” (which shall be as determined by the Calculation Agent) and the “Notice Settlement Number” (which shall be as determined by the Calculation Agent).

(iii) For each Forward Transaction, the Company shall be obligated to enter into a Forward Contract with such Forward Purchaser if and when the Company delivers a Forward Placement Notice to such Forward Purchaser and the related Forward Seller, and such Forward Purchaser and the related Forward Seller have accepted such Forward Placement Notice as provided in Section 3(a) of this Agreement. In the event that either (A) in the sole judgment of a Forward Purchaser (or an agent thereof), it is unable to borrow and deliver any Forward Hedge Shares up to the Forward Hedge Number for sale with respect to an instruction under this Agreement after using commercially reasonable efforts, consistent with its normal trading and sales practices for similar transactions and applicable law and regulation, or (B) in the sole judgment of such Forward Purchaser, such Forward Purchaser (or its agent) would incur a stock loan cost that is more than a rate equal to the Maximum Stock Loan Rate (as set forth in the accepted Forward Placement Notice) to do so, then the obligation herein of the applicable Forward Seller with respect to sales of Placement Shares in connection with such instruction shall only extend to the aggregate number of Forward Hedge Shares that the Forward Purchaser (or its agent) is able to so borrow below such cost.

SECTION 4. Suspension of Sales. The Company, the applicable Agent or the applicable Forward Seller, as the case may be, may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Exhibit B, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Exhibit B), suspend any sale of Placement Shares; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Exhibit B hereto, as such Exhibit B may be amended from time to time.

SECTION 5. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to the Agents, the Forward Purchasers and the Forward Sellers, as of the date hereof and as of each Representation Date (as defined below) on which a certificate is required to be delivered pursuant to Section 7(o) of this Agreement, as of each Applicable Time and as of each Settlement Date (as defined below), and agrees with the Agents, the Forward Purchasers, and the Forward Sellers, as follows:

(1) Compliance with Registration Requirements. The Registration Statement has become effective under the Securities Act, or, with respect to any registration statement to be filed to register the offer and sale of the Placement Shares pursuant to Rule 462(b) under the Securities Act (a “Rule 462(b) Registration Statement”), will be filed with the Commission and become effective under the Securities Act no later than 10:00 p.m. (New York City time), on the date of determination of the public offering price for the Placement Shares, and a Replacement Registration Statement, if any, will have become effective under the Securities Act. No stop order preventing or suspending the use of any base prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus (as defined below), or the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. The Company has filed with the Commission the Prospectus Supplement relating to the Placement Shares in accordance with Rule 424(b).

At the respective times each of the Registration Statement, any Rule 462(b) Registration Statement, any Replacement Registration Statement and any post-effective amendments thereto became or becomes effective and as of the date hereof, the Registration Statement, any Rule 462(b) Registration Statement, any Replacement Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act. The conditions for the use of Form S-3, as set forth in the General Instructions thereto, and the Registration Statement meets, and the offering and sale of the Placement Shares as contemplated hereby complies with, the requirements of Rule 415 under the Securities Act (including, without limitation, Rule 415(a)(5)). The Registration Statement, as of the date hereof and each effective date with respect thereto, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, as of their respective dates, and at each Applicable Time and Settlement Date, as the case may be, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties set forth in the immediately preceding paragraph shall not apply to statements in or omissions from the Registration Statement or the Prospectus, as amended or supplemented, made in reliance upon and in conformity with information furnished to the Company in writing by the Agents, the Forward Purchasers or the Forward Sellers expressly for use therein. For purposes of this Agreement, the only information so furnished as of the date hereof shall be the Agents’, the Forward Purchasers’ and the Forward Sellers’ names (the “Agent Information”).

The copies of the Registration Statement, any Rule 462(b) Registration Statement and any Replacement Registration Statement, and any amendments thereto, any other preliminary prospectus, each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 and the Prospectus and any amendments or supplements thereto delivered and to be delivered to the Agents, the Forward Purchasers, and the Forward Sellers (electronically or otherwise) in connection with the offering of the Placement Shares were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

Each Issuer Free Writing Prospectus relating to the Placement Shares, as of its issue date and as of each Applicable Time and Settlement Date, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any incorporated document deemed to be a part thereof that has not been superseded or modified, or included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances, prevailing at that subsequent time, not misleading. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Agent specifically for use therein.

At the time of the initial filing of the Registration Statement, at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), at the time the Company or another offering participant made a bona fide offer (within the meaning, for this paragraph only, of Rule 164(h)(2) of the Securities Act), the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act, including not having been and not being an “ineligible issuer,” as defined in Rule 405 of the Securities Act; and, without limitation to the foregoing, the Company has at all relevant times met, meets and will at all relevant times meet the requirements of Rule 164 for the use of a free writing prospectus (as defined in Rule 405) in connection with the offering contemplated hereby. The Company agrees to pay the fees required by the Commission relating to the Placement Shares within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

Each document incorporated by reference in the Registration Statement or the Prospectus heretofore filed, when it was filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act, and any further documents so filed and incorporated after the date of this Agreement will, when they are filed, conform in all material respects with the requirements of the Exchange Act; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(2) Prior Written Communications. Any offer that is a written communication relating to the Placement Shares made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the Securities Act) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the Securities Act and otherwise complied with the requirements of Rule 163 of the Securities Act, including without limitation the legending requirement.

(3) Good Standing of Company. The Company has been duly organized and is validly existing as a real estate investment trust of unlimited duration with transferable shares of beneficial interest in good standing under the laws of the State of Maryland, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement and any Forward Contracts, and to consummate the transactions contemplated by the Registration Statement and the Prospectus. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a material adverse change in the condition, financial or otherwise, or the results of operations, business, properties or prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”).

(4) Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act) (each, a “Subsidiary” and, collectively, the “Subsidiaries”) (which term includes corporations, limited and general partnerships, limited liability companies, joint ventures and other entities, and includes direct and indirect subsidiaries), has been duly organized and is validly existing as a corporation, limited liability company or partnership, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect. Except as otherwise stated in the Registration Statement or the Prospectus, all of the issued and outstanding capital stock or other ownership interests of each subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock, partnership interests or limited liability company interests, membership interests or other similar interests of any subsidiary was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any security holder of such subsidiary.

(5) Capitalization. The Issuance Shares and the Common Shares to be sold pursuant to any Forward Contract (the “Forward Settlement Shares”) and all other outstanding Common Shares have been duly authorized; the authorized equity capitalization of the Company is as set forth in the Prospectus; all outstanding Common Shares are, and, when the Placement Shares have been delivered and paid for in accordance with this Agreement and any Forward Contracts, such Placement Shares will have been, validly issued, fully paid and nonassessable, will be consistent with the information in the Prospectus and will conform to the description thereof contained in the Prospectus; the shareholders of the Company have no preemptive rights with respect to the Placement Shares; and none of the outstanding Common Shares have been issued in violation of any preemptive or similar rights of any security holder.

(6) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the consummation by the Company of the transactions contemplated by this Agreement and any Forward Contracts in connection with the offering, issuance and sale of the Placement Shares by the Company, except such as have been obtained under the Securities Act, and such as may be required under state securities laws.

(7) Title to Property. The Company and its subsidiaries have good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property referred to in the Registration Statement and the Prospectus as owned or leased by them, in each case free and clear of all liens, encumbrances, claims, security interests and defects, other than those disclosed in the Registration Statement or the Prospectus or that would not, individually or in the aggregate, have a Material Adverse Effect. The Company has no reasonable basis to believe that the lessee under any lease calling for annual lease payments in excess of one percent of the Company’s annual revenue for its last fiscal year is not financially capable of performing its obligations thereunder (excluding leases for which rent payments due for the remainder of such lease are less than such amount).

(8) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement and any Forward Contracts, and the issuance and sale of the Placement Shares and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the declaration of trust, partnership agreement, charter or bylaws or other organizational documents of the Company or any of its subsidiaries, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the

Company or any of its subsidiaries or any of their properties, or any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(9) Absence of Existing Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (i) in violation of its respective declaration of trust, partnership agreement, charter or bylaws or other organizational document or (ii) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under this Agreement and any Forward Contracts.

(10) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(11) Authorization of the Forward Contracts. The form of Forward Contract has been duly authorized by the Company and, each Forward Contract, when executed and delivered by the Company (assuming due authorization, execution and delivery by the applicable Forward Purchaser), will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors’ rights and general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law.

(12) Possession of Licenses and Permits. The Company and its subsidiaries possess, and are in compliance with the terms of, all certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary or material to the conduct of the business now conducted or proposed in the Registration Statement and the Prospectus to be conducted by them and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(13) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that, in any such case, would have a Material Adverse Effect.

(14) Possession of Intellectual Property. The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(15) Environmental Laws. Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(16) Accurate Disclosure. The statements in, or incorporated by reference into, the Registration Statement and the Prospectus under the headings “Description of Shares,” “Description of Common Shares,” “Material U.S. Federal Income Tax Considerations” and “Risk Factors” and the statements in the Registration Statement under Item 15 insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown in all material respects.

(17) REIT Status. With respect to all tax periods regarding which the Internal Revenue Service is or will be entitled to assert any claim, the Company has met the requirements for qualification as a real estate investment trust (“REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s current organization and present and contemplated operations, assets and income as described in the Registration Statement and the Prospectus will permit the Company to continue to meet such requirements.

(18) Insurance. The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; the Company has no reason to believe that it or any of its subsidiaries will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect; and the Company and each of its subsidiaries has obtained title insurance on all of the properties owned by each of them in an amount at least equal to the original purchase price to acquire land and improvements and such title insurance is in full force and effect.

(19) Taxes. The Company has filed all federal, state and foreign income tax returns that have been required to be filed and has paid all taxes indicated by said returns and all assessments, fines and penalties received by it to the extent that such taxes, assessments, fines or penalties have become due.

(20) Statistical and Market-Related Data. Any third-party statistical and market-related data included or incorporated by reference in the Registration Statement or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(21) Compliance with Sarbanes-Oxley Act. Except as set forth in the Registration Statement and the Prospectus, (i) the Company, its subsidiaries and the Company’s Board of Trustees (the “Board”) are in compliance in all material respects with Sarbanes-Oxley (as defined below) and all applicable Exchange Rules (as defined below); (ii) the Company has adopted and disclosed corporate governance guidelines; (iii) the Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal control over financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”), which complies with the Securities Laws (as defined below) and is overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules; (iv) since December 31, 2009, the Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 90 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect; and (v) “Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Securities Act, the Exchange Act, the rules and regulations of the Commission, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board (“PCAOB Rules” and “PCAOB,” respectively), and, as applicable, the rules of the NYSE (“Exchange Rules”). There is and has been no failure on the part of the Company and any of the Company’s trustees or officers, in their capacities as such, to comply with Sarbanes-Oxley Section 402 relating to loans and there is and has been no material failure on the part of the Company and any of the Company’s trustees or officers, in their capacities as such to comply with Sarbanes-Oxley Sections 302 and 906 relating to certifications.

(22) Litigation. Except as disclosed in the Registration Statement and the Prospectus, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement and any Forward Contracts, or which are otherwise material in the context of the sale of the Placement Shares; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or, to the Company’s knowledge, contemplated.

(23) No Registration Rights. No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

(24) Financial Statements. The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules (if any) and notes, present fairly the financial condition, results of operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The pro forma financial statements and the related notes included or incorporated by reference in the Registration Statement and the Prospectus, if any, present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Registration Statement and the Prospectus. The pro forma financial statements included in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Securities Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements. The historical summaries of revenue and certain operating expenses included in the Registration Statement and the Prospectus present fairly the revenue and those operating expenses included in such summaries of the properties related thereto for the periods specified in conformity with GAAP. Any information contained in the Registration Statement or the Prospectus regarding “non-GAAP financial measures” (as defined in Regulation G of the Commission) complies in all material respects with Regulation G and Item 10 of Regulation S-K of the Commission, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(25) Independent Accountants. The accountants, who certified the financial statements and delivered their reports with respect to the audited consolidated financial statements and supporting schedules included in the Registration Statement and the Prospectus, are independent registered public accountants with respect to the Company within the meaning of the Securities Act, the Exchange Act and the PCAOB.

(26) No Prohibition on Dividends by Subsidiaries. Except as otherwise provided in a secured loan document relating to a property owned by a subsidiary, no Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Registration Statement and the Prospectus (exclusive of any supplement thereto).

(27) Absence of Manipulation. The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Placement Shares.

(28) ERISA. None of the following events has occurred or exists that would have a Material Adverse Effect: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or any of its subsidiaries; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its subsidiaries; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its subsidiaries; (iii) any event or condition giving rise to a liability under Title IV of ERISA that would have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to their employment that would have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its subsidiaries may have any liability.

(29) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor to the knowledge of the Company, any trustee, officer, or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in (i) the use of any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) the making or taking of an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) a violation by any such person of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of

Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) the making, offering, requesting or taking of, or the agreement to take, an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(30) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, is, threatened.

(31) No Conflicts with Sanction Laws. Neither the Company nor any of its subsidiaries, nor to the knowledge of the Company, any trustee, officer, employee, agent, or affiliate or other person acting on behalf of the Company or any of its subsidiaries (other than any Agent, Forward Purchaser or Forward Seller) is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the non-government controlled areas of the Zaporizhzhia and Kherson regions of Ukraine and any other Covered Region of Ukraine identified pursuant to Executive Order 14065 (each, a “Sanctioned Country”); and the Company will not, knowingly, directly or indirectly use any of the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of any Sanctions, (ii) to fund or facilitate any activities of or any business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of any Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of any Sanctions or with any Sanctioned Country.

(32) Significant Subsidiaries. The subsidiaries listed on Exhibit D attached hereto are the only significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X.

(33) Lending Relationship. Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has any outstanding borrowings from, or is a party to any line of credit, credit agreement or other credit facility or otherwise has a borrowing relationship with, any bank or other lending institution affiliated with the Agents, the Forward Purchasers or the Forward Sellers, and, except as disclosed in the Registration Statement and the Prospectus, the Company does not intend to use any of the proceeds from the sale of the Placement Shares to repay any debt owed to the Agents, the Forward Purchasers, the Forward Sellers or any affiliate thereof.

(34) No Other Contracts. There are no contracts or documents that are required to be described in the Registration Statement or the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto that have not been so described and filed as required.

(35) Investment Company Act. The Company is not, and, after giving effect to the offering and sale of the Placement Shares contemplated hereunder and the offering, sale and delivery of the Forward Settlement Shares and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(36) Finder’s Fee. Other than this Agreement and any Forward Contracts, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Agents, Forward Purchasers or Forward Sellers for a brokerage commission, finder’s fee or other like payment as a result of any transactions contemplated by this Agreement and any Forward Contracts.

(37) Proprietary Trading by the Agents, Forward Purchasers or Forward Sellers. The Company acknowledges and agrees that the Agents, Forward Purchasers or Forward Sellers have informed the Company that the Agents, Forward Purchasers or Forward Sellers may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell Common Shares for their own accounts and for the account of their clients while this Agreement and any Forward Contracts are in effect, and shall be under no obligation to purchase Placement Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by the Agents, Forward Purchasers or Forward Sellers in the Placement Notice (as amended by the corresponding Acceptance, if applicable); provided, that no such purchase or sales for the Agents’, Forward Purchasers’ or Forward Sellers’ own account shall take place while a Placement Notice or Forward Placement Notice is in effect (except (i) as agreed by the Agents, Forward Purchasers or Forward Sellers in the Placement Notice (as amended by the corresponding Acceptance, if applicable) or (ii) to the extent the Agents, Forward Purchasers or Forward Sellers may engage in sales of Issuance Shares purchased or deemed purchased from the Company as a “riskless principal” or in a similar capacity).

(38) Cyber Security. (i) There has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, confidential data and databases (including the confidential data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries) (collectively, “IT Systems and Data”) which would individually or in the aggregate have a Material Adverse Effect, (ii) neither the Company nor its subsidiaries have been notified of, and have no knowledge of any event or condition that would result in, any material security breach or incident, unauthorized access or disclosure of Company data or other material compromise to their IT Systems and Data and (iii) the Company and its subsidiaries have implemented appropriate controls and technological safeguards to maintain and protect the integrity and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority and contractual obligations relating to the privacy and security of IT Systems and Data.

(39) No Material Adverse Change in Business. Except as disclosed in the Prospectus, since the end of the period covered by the latest audited financial statements included in the Prospectus (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole that is material and adverse, (ii) except for ordinary quarterly dividends, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (iii) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries.

(40) Actively Traded Security. Except under circumstances where the Company has provided the Agents, Forward Purchasers or Forward Sellers with the notice required pursuant to Section 7(y) of this Agreement, the Common Shares are an “actively traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(41) NYSE. The outstanding Common Shares have been, and the Placement Shares to be sold by the Company hereunder will have been, approved for listing, subject only to official notice of issuance, on the NYSE, and are registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Placement Shares under the Exchange Act or delisting any such securities from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

(b) Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Agents, Forward Purchasers or Forward Sellers or to counsel for the Agents, Forward Purchasers or Forward Sellers shall be deemed a representation and warranty by the Company to the Agents, Forward Purchasers or Forward Sellers as to the matters covered thereby.

SECTION 6. Sale and Delivery to Agents and Forward Sellers; Settlement.

(a) Sale of Issuance Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon the designated Agent’s acceptance of the terms of an Issuance Placement Notice or upon receipt by the designated Agent of an Acceptance, as the case may be, and unless the sale of the Issuance Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, such Agent, for the period specified in the Issuance Placement Notice (as amended by the corresponding Acceptance, if applicable), will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Issuance Shares up to the amount specified, and otherwise in accordance with the terms of such Issuance Placement Notice (as amended by the corresponding Acceptance, if applicable). The Company acknowledges and agrees that (i) there can be no assurance that the designated Agent will be successful in selling Issuance Shares, (ii) the designated Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Issuance Shares for any reason other than a failure by the designated Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Issuance Shares as required under this Section 6 and (iii) the designated Agent shall be under no obligation to purchase Issuance Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by such Agent in the Issuance Placement Notice (as amended by the corresponding Acceptance, if applicable).

(b) Sale of Forward Hedge Shares. Each of the Company, the Forward Purchasers and the Forward Sellers acknowledge and agree that (i) there can be no assurance that the Forward Purchasers or their affiliates will be successful in borrowing, or that the Forward Sellers will be successful in selling Forward Hedge Shares, (ii) the Forward Sellers will incur no liability or obligation to the Company, the Forward Purchasers or any other person or entity if they do not sell Forward Hedge Shares borrowed by the Forward Purchasers or their affiliates for any reason other than a failure by such Forward Seller to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares as required under Section 3(c), and (iii) the Forward Purchasers will incur no liability or obligation to the Company, the Forward Sellers or any other person or entity if they or their affiliates do not borrow Forward Hedge Shares for any reason other than a failure by such Forward Purchaser to use its commercially reasonable efforts to borrow or cause its affiliate to borrow such Forward Hedge Shares as required under Section 3(c). Notwithstanding anything herein to the contrary, a Forward Purchaser’s obligation to use commercially reasonable efforts to borrow or cause its affiliate to borrow all or any portion of the Forward Hedge Shares (and a Forward Seller’s obligation to use commercially reasonable efforts consistent with its normal trading and sales practices to sell such portion of the Forward Hedge Shares) for any Forward Transaction hereunder shall be subject in all respects to the provision “Effectiveness” in Section 3 of the relevant Master Forward Confirmation. In acting hereunder, a Forward Seller will be acting as agent for its affiliated Forward Purchaser and not as principal.

(c) Settlement of Issuance Shares. Unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), settlement for sales of Placement Shares will occur on the second (2nd) Trading Day (or such earlier day as is (i) required by applicable law or rules and regulations or (ii) as is industry practice for regular-way trading and mutually agreed upon by the Agents or the Forward Sellers, as the case may be, and the Company) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Issuance Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by the Agent at which such Issuance Shares were sold, after deduction for (i) the Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, (ii) any other amounts due and payable by the Company to the Agent hereunder pursuant to Section 8(a) hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales. The amount of proceeds to be delivered to such Forward Purchaser by the related Forward Seller on a Settlement Date against receipt of the Forward Hedge Shares sold will be equal to the related Aggregate Forward Hedge Price (as defined in Section 21).

(d) Delivery of Placement Shares.

(i) On or before each Settlement Date for any Issuance Placement, the Company will, or will cause its transfer agent to, electronically transfer the Issuance Shares being sold by crediting the applicable Agent’s or its designee’s account (provided such Agent shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company (“DTC”) through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each such Settlement Date, such Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Issuance Shares on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 10(a) hereto, it will (i) hold the applicable Agent harmless against any loss, liability, claim, damage, or expense whatsoever (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent and (ii) pay to the applicable Agent any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(ii) Each sale of Forward Hedge Shares will be settled as between such Forward Purchaser and the Forward Seller on each Settlement Date therefor. On or before each such Settlement Date, such Forward Purchaser will, or will cause its transfer agent to, electronically transfer the Forward Hedge Shares being sold by crediting the related Forward Seller or its designee’s account (provided such Forward Seller shall have given the Forward Purchaser written notice of such designee prior to the Settlement Date) at DTC through DWAC or by such other means of delivery as may be mutually agreed upon by such Forward Purchaser and the Forward Seller which in all cases shall be freely tradeable, transferable, registered shares in good deliverable form. On each such Settlement Date, such Forward Seller will deliver the related Aggregate Forward Hedge Price to the related Forward Purchaser in same day funds delivered to an account designated by such Forward Purchaser prior to the relevant Settlement Date.

(e) Denominations; Registration. The Company shall deliver the Placement Shares through the facilities of DTC unless the applicable Agent, Forward Purchaser or Forward Seller, as the case may be, shall otherwise instruct. If the applicable Agent, Forward Purchaser or Forward Seller, as the case may be, requests in writing at least one full business day before the Settlement Date, that any Issuance Shares and/or Forward Settlement Shares are to be issued in certificated form, certificates for such securities shall be in such denominations and registered in such names as the applicable Agent, Forward Purchaser or Forward Seller, as the case may be. Any such certificates for the Issuance Shares and Forward Settlement Shares will be made available for examination and packaging by the applicable Agent, Forward Purchaser or Forward Seller, as the case may be, in the City of New York not later than noon (New York time) on the business day prior to the Settlement Date.

(f) Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares, if after giving effect to the sale of such Placement Shares, the aggregate offering price of the Placement Shares sold pursuant to this Agreement would exceed the lesser of (A) the Maximum Amount and (B) the amount authorized from time to time to be issued and sold under this Agreement by the Company (which authorized amount shall be notified to the Agents, the Forward Purchasers, and the Forward Sellers in writing at any time upon the Agents’, the Forward Purchasers’, and the Forward Sellers’ written request during the pendency of an active Placement Notice or Forward Placement Notice). Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company (which minimum price shall be notified to the Agents, the Forward Purchasers and the Forward Seller in writing at any time upon the applicable party’s written request to the Company during the pendency of an active Placement Notice). Further, under no circumstances shall the aggregate offering price of Placement Shares sold pursuant to this Agreement, including any separate underwriting or similar agreement covering principal transactions described in Section 1 of this Agreement, exceed the Maximum Amount.

(g) Limitations on Managers. The Company agrees that an offer to sell, any solicitation of an offer to buy, or any sales of Placement Shares shall only be effected by or through any one Agent or Forward Seller, as the case may be, on any single given day, and the Company shall in no event request that any other Agent or Forward Seller, as the case may be, sell the Placement Shares on the same day.

(h) Black-out Limitations. Notwithstanding any other provision of this Agreement, the Company shall not offer or sell, or request the offer or sale of, any Placement Shares and, by notice to the Agents, Forward Purchasers, and Forward Sellers, given by telephone (confirmed promptly by facsimile transmission or email), shall cancel any instructions for the offer or sale of any Placement Shares, and the Agents, Forward Purchasers, and Forward Sellers shall not be obligated to offer or sell any Placement Shares, (i) during any period in which the Company is, or could be deemed to be, in possession of material non-public information or (ii) except as provided in Section 6(i) hereof, at any time from and including the date on which the Company issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other operating results for a fiscal period or periods (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (a “Filing Time”) that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement.

(i) Sales during Quarterly Blackout Periods. If the Company wishes to offer or sell Placement Shares at any time during the period from and including an Earnings Announcement through and including the time that is 24 hours after the corresponding Filing Time, the Company shall first (i) prepare and deliver to the Agents, Forward Purchasers, and Forward Sellers (with a copy to their respective counsel) a Current Report on Form 8-K that includes substantially the same financial and related information (together with management’s discussion and analysis thereof) that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Agents, Forward Purchasers, and Forward Sellers, and, prior to its filing, obtain the written consent of the Agents, Forward Purchasers, and Forward Sellers to such filing (consent shall not be unreasonably withheld or delayed), (ii) provide the Agents, Forward Purchasers and Forward Sellers with the officers’ certificate, opinions and letters of counsel and accountants’ letter specified in Sections 7(o), (p) and (q), respectively, hereof (iii) afford the Agents, Forward Purchasers, and Forward Sellers the opportunity to conduct a due diligence review in accordance with Section 7(m) hereof prior to filing such Earnings 8-K and (iv) file such Earnings 8-K with the Commission, then the provisions of clause (ii) of Section 6(h) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K under the Exchange Act, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinions or letters of counsel and accountants’ letter pursuant to this Section 6(i) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions and letters of counsel and accountants’ letters as provided in Sections 7(o), (p) and (q), respectively, hereof, and (B) this Section 6(i) shall in no way affect or limit the operation of clause (i) of Section 6(h) hereof, which shall have independent application.

SECTION 7. Covenants of the Company. The Company covenants with the Agents, the Forward Purchasers and the Forward Sellers as follows:

(a) Registration Statement Amendments; Payment of Fees. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Shares is required to be delivered by the Agents, Forward Purchasers, and Forward Sellers under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Company will notify the Agents, Forward Purchasers, and Forward Sellers promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will prepare and file with the Commission, promptly upon the Agents’, Forward Purchasers’, and Forward

Sellers’ request, any amendments or supplements to the Registration Statement or Prospectus that, in the Agents’, Forward Purchasers’, and Forward Sellers’ reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Shares by the Agents, Forward Purchasers, and Forward Sellers (provided, however, that the failure of the Agents, Forward Purchasers, or Forward Sellers to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the respective rights of the Agents, Forward Purchasers, and Forward Sellers to rely on the representations and warranties made by the Company in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement Shares or a security convertible into the Placement Shares unless a copy thereof has been submitted to the Agents, Forward Purchasers, and Forward Sellers within a reasonable period of time before the filing and none of the Agents, Forward Purchasers, and Forward Seller has reasonably objected thereto (provided, however, that the failure of the Agents, Forward Purchasers, and Forward Sellers to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the respective rights of the Agents, Forward Purchasers, and Forward Sellers to rely on the representations and warranties made by the Company in this Agreement) and the Company will furnish to the Agents, Forward Purchasers, and Forward Sellers at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act (without reliance on Rule 424(b)(8) of the Securities Act). If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Placement Shares remain unsold, then, prior to issuing any Placement Notice with respect to any such unsold Placement Shares, the Company may take such action as is necessary or appropriate in accordance with this Section 7(a) to permit the public offering and sale of the Placement Shares to continue as contemplated in the Prospectus forming part of the expiring Registration Statement. In such event, if the Company has not already done so and is eligible to do so, it may, prior to the Renewal Deadline, file with the Commission either (A) a new automatic shelf registration statement or (B), if the Company is not then eligible to file an automatic shelf registration statement, a new shelf registration statement in either case, relating to any unsold Placement Shares and in a form satisfactory to the Agent and its counsel (such filing, a “Replacement Registration Statement”). If the Replacement Registration Statement does not become effective upon filing under Rule 462(e) of the Securities Act, the Company may use its commercially reasonable efforts to cause such Replacement Registration Statement to be declared effective by, or as soon as possible (and in any event within 180 days) after, the Renewal Deadline. The Company may take all other action necessary or appropriate to permit the public offering and sale of any unsold Placement Shares to continue as contemplated in the Prospectus forming part of the expiring Registration Statement.

(b) Notice of Commission Stop Orders. The Company will advise the Agents, Forward Purchasers and Forward Sellers promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Placement Shares. The Company will make every reasonable effort to prevent the issuance of any stop order, the suspension of any qualification of the Placement Shares for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.

(c) Delivery of Registration Statement and Prospectus. The Company will furnish to the Agents, Forward Purchasers and Forward Sellers and their respective counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus, and any Issuer Free Writing Prospectuses, that are filed with the Commission during any period in which a Prospectus relating to the Placement Shares is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities and at such locations as the Agents, the Forward Purchasers and the Forward Sellers may from time to time reasonably request. The copies of the Registration Statement and the Prospectus and any supplements or amendments thereto furnished to the Agents, the Forward Purchasers and the Forward Sellers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Continued Compliance with Securities Laws. If at any time when a Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with a pending sale of the Placement Shares (including, without limitation, pursuant to Rule 172), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Agents, Forward Purchasers, and Forward Sellers or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly notify the Agents, Forward Purchasers, and Forward Sellers to suspend the offering of Placement Shares during such period and the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Agents, Forward Purchasers, and Forward Sellers such number of copies of such amendment or supplement as any of the Agents, Forward Purchasers, and Forward Sellers may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement or the Prospectus or included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify the Agents, Forward Purchasers, and Forward Sellers to suspend the offering of Placement Shares during such period and the Company will, subject to Section 7(a) hereof, promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e) Blue Sky and Other Qualifications. The Company will use its best efforts, in cooperation with the Agents, the Forward Purchasers, and the Forward Sellers, to qualify the Placement Shares for offering and sale, or to obtain an exemption for the Placement Shares to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Agents, Forward Purchasers, and Forward Sellers may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Placement Shares (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Placement Shares have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Placement Shares (but in no event for less than one year from the date of this Agreement).

(f) Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as reasonably practicable an earnings statement for the purposes of, and to provide to the Agents, the Forward Purchasers and the Forward Sellers the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Issuance Shares and the proceeds (if any) received upon settlement of any Forward Contract in the manner specified in the Prospectus under “Use of Proceeds.”

(h) Listing. During any period in which the Prospectus relating to the Placement Shares is required to be delivered by the Agents, Forward Purchasers, and Forward Sellers under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Placement Shares to be listed on the NYSE.

(i) Filings with the NYSE. The Company will timely file with the NYSE all material documents and notices required by the NYSE of companies that have or will issue securities that are traded on the NYSE.

(j) Reporting Requirements. The Company, during any period when the Prospectus is required to be delivered under the Securities Act and the Exchange Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(k) Notice of Other Sales. During the pendency of any Placement Notice delivered hereunder (as amended by the corresponding Acceptance, if applicable), the Company will not, without giving the Agents, the Forward Purchasers and the Forward Sellers at least two (2) business day’s prior written notice specifying the nature of the proposed sale and the date of such proposed sale, (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of, directly or indirectly, any Common Shares or securities convertible into or exchangeable or exercisable for or repayable with Common Shares, or file any registration statement under the Securities Act with respect to any of the foregoing (other than a shelf registration statement under Rule 415 under the Securities Act, a registration statement on Form S-8 or post-effective amendment to the Registration Statement) or (B) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Shares, or any securities convertible into or exchangeable or exercisable for or repayable with Common Shares, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (i) the Placement Shares to be offered and sold through the Agents, the Forward Purchasers and the Forward Sellers pursuant to this Agreement, (ii) any Common Shares issued by the Company upon the exercise of an option or warrant or the conversion, redemption or exchange of a security outstanding at the time such Placement Notice is delivered, including Common Shares issuable upon exchange of operating partnership units of any operating partnership subsidiary of the Company (“OP Units”), (iii) any issuances of OP Units, (iv) Common Shares issuable pursuant to the Company’s direct dividend reinvestment plan as it may be amended or replaced from time to time, and (v) equity incentive awards approved by the Board or the compensation committee thereof or the issuance of Common Shares upon exercise thereof.

(l) Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Shares, advise the Agents, Forward Purchasers, and Forward Sellers promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to the Agents, Forward Purchasers, and Forward Sellers pursuant to this Agreement.

(m) Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by the Agents, Forward Purchasers, and/or Forward Sellers or their respective counsel or agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as the Agents, Forward Purchasers, and/or Forward Sellers may reasonably request.

(n) Disclosure of Sales. The Company will disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the number of Placement Shares sold through the Agents, Forward Purchasers or Forward Sellers, the Net Proceeds to the Company and the compensation payable by the Company to the Agents, Forward Purchasers or Forward Sellers with respect to such Placement Shares.

(o) Representation Dates; Certificate. On or prior to the date that the first Placement Shares are sold pursuant to the terms of this Agreement and:

(1) each time the Company:

(i) files the Prospectus relating to the Placement Shares or amends or supplements the Registration Statement or the Prospectus relating to the Placement Shares by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Shares;

(ii) files an annual report on Form 10-K under the Exchange Act;

(iii) files a quarterly report on Form 10-Q under the Exchange Act; or

(iv) files a report on Form 8-K containing amended financial information (other than an earnings release, to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K) under the Exchange Act; and

(2) at any other time reasonably requested by the Agents, Forward Purchasers and Forward Sellers, (each such date of filing of one or more of the documents referred to in clauses (1)(i) through (iv) and any time of request pursuant to this Section 7(o) shall be a “Representation Date”), the Company shall furnish the Agents, Forward Purchasers, and Forward Sellers with a certificate, in the form attached hereto as Exhibit F within two (2) Trading Days of any Representation Date. Except as otherwise notified by an Agent, Forward Purchaser and Forward Seller with respect to a Representation Date on which the Company files its Form 10-K, the requirement to provide a certificate under this Section 7(o) shall be waived for any Representation Date occurring at a time at which no Placement Notice (as amended by the corresponding Acceptance, if applicable) is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide the Agents, Forward Purchasers or Forward Sellers with a certificate under this Section 7(o), then before the Company delivers the Placement Notice or any of the Agents, Forward Purchasers, and Forward Sellers sells any Placement Shares, the Company shall provide the Agents, Forward Purchasers, and Forward Sellers with a certificate, in the form attached hereto as Exhibit F, dated on or prior to the date of the Placement Notice.

(p) Legal Opinions. On or prior to the date that the first Placement Shares are sold pursuant to the terms of this Agreement, and within two (2) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit F for which no waiver is applicable, the Company shall cause to be furnished to the Agents, Forward Purchasers and Forward Sellers written opinions of Hogan Lovells US LLP (“Company Counsel”), or other counsel satisfactory to the Agents, Forward Purchasers and Forward Sellers, in form and substance satisfactory to the Agents, Forward Purchasers and Forward Sellers and

their respective counsel, dated the date that the opinions are required to be delivered, substantially similar to the forms attached hereto as Exhibit E, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, counsel may furnish the Agents, Forward Purchasers and Forward Sellers with a letter (a “Reliance Letter”) to the effect that the Agents, Forward Purchasers and Forward Sellers may rely on a prior opinion delivered under this Section 7(p), to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(q) Comfort Letter. On or prior to the date that the first Placement Shares are sold pursuant to the terms of this Agreement, within two (2) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate substantially in the form attached hereto as Exhibit F for which no waiver is applicable, the Company shall cause its independent accountants (and any other independent accountants whose report is included in the Registration Statement or the Prospectus) to furnish the Agents, Forward Purchasers and Forward Sellers letters (the “Comfort Letters”), dated the date the Comfort Letter is delivered, in form and substance satisfactory to the Agents, Forward Purchasers and Forward Sellers, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(r) Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Placement Shares or (ii) sell, bid for, or purchase the Placement Shares to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Placement Shares to be issued and sold pursuant to this Agreement other than the Agents, Forward Purchasers and Forward Sellers; provided, however, that the Company may bid for and purchase its Common Shares in accordance with Rule 10b-18 under the Exchange Act; and provided further, that no such bids or purchases shall be made by the Company during the two (2) Trading Days before or after any sale of any Placement Shares pursuant to this Agreement.

(s) Insurance. The Company and its subsidiaries shall maintain, or cause to be maintained, insurance in such amounts and covering such risks as is reasonable and customary for companies engaged in similar businesses in similar industries, except where the failure to maintain such insurance would not have a Material Adverse Effect.

(t) Compliance with Laws. The Company and each of its subsidiaries shall maintain, or cause to be maintained, all material environmental permits, licenses and other authorizations required by federal, state and local law in order to conduct their businesses as described in the Prospectus, and the Company and each of its subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable environmental laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations could not reasonably be expected to have a Material Adverse Effect.

(u) Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor its subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act, assuming no change in the Commission’s current interpretation as to entities that are not considered an investment company.

(v) Securities Act and Exchange Act. The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Shares as contemplated by the provisions hereof and the Prospectus.

(w) No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance in writing by the Company and the Agents, Forward Purchasers and Forward Sellers, in their respective capacities as a principal or agent hereunder, the Company (including its agents and representatives, other than the Agents, Forward Purchasers and Forward Sellers in their respective capacities as such) will not, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Placement Shares to be sold by the Agents, Forward Purchasers and Forward Sellers as principal or agent hereunder.

(x) Sarbanes-Oxley Act. The Company and its subsidiaries will use their best efforts to comply with all effective applicable provisions of the Sarbanes-Oxley Act of 2002.

(y) Regulation M. If the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Common Shares, it shall promptly notify the Agents, Forward Purchasers and Forward Sellers and sales of the Placement Shares under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(z) REIT Treatment. The Company currently intends to continue to elect to qualify as a REIT under the Code and will use its best efforts to enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for subsequent tax years that include any portion of the term of this Agreement; unless the Company’s Board in good faith determines by resolution that it is in the best interests of the Company’s stockholders not to meet such requirements.

SECTION 8. Payment of Expenses.

(a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement and any Forward Contract, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, (ii) the word processing, printing and delivery to the Agents, Forward Purchasers and Forward Sellers of this Agreement, any Forward Contract and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Shares, (iii) the preparation, issuance and delivery of the certificates for the Placement Shares to the Agents, Forward Purchasers and Forward Sellers, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Shares to the Agents, Forward Purchasers and Forward Sellers, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the qualification or exemption of the Placement Shares under securities laws in accordance with the provisions of Section 7(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agents, Forward Purchasers and Forward Sellers in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplements thereto (not to exceed $10,000), (vi) the printing and delivery to the Agents, Forward Purchasers and Forward Sellers of copies of any permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Agents, Forward Purchasers or Forward Sellers to investors, (vii) the preparation, printing and delivery to the Agents, Forward Purchasers and Forward Sellers of copies of the Blue Sky Survey and any Canadian “wrapper” and any supplements thereto, (viii) the fees and expenses of the custodian and the transfer agent and registrar for the Placement Shares, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Agents, Forward Purchasers and Forward Sellers in connection with, any review by FINRA of the terms of the sale of the Placement Shares, (x) the fees and expenses incurred in connection with the listing of the Placement Shares on the NYSE, and (xi) if Placement Shares having an aggregate offering price of $25,000,000 or more have not been offered and sold under this Agreement by the eighteen month anniversary of the date of this Agreement (or such earlier date at which the Company terminates this Agreement) (the “Determination Date”), the Company shall reimburse the Agents, Forward Purchasers and Forward Sellers for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Agents, Forward Purchasers and Forward Sellers incurred by the Agents, Forward Purchasers and Forward Sellers in connection with the transactions contemplated by this Agreement (the “Expenses”); provided that the Company shall not be obligated to reimburse any such Expenses pursuant to this Agreement in excess of $150,000 in the aggregate (and such $150,000 limit shall be reduced pro rata for any portion of such $25,000,000 of Placement Shares actually sold pursuant to this Agreement during such eighteen-month period (i.e., if, for example $6,250,000 of Placement Shares are sold, such limit shall be $112,500; if, for example, $12,500,000 of Placement Shares are sold, such limit shall be $75,000; and if, for example, $18,750,000 of Placement Shares are sold, such limit shall be $37,500)). The Expenses shall be due and payable by the Company to the Agents, Forward Purchasers and Forward Sellers within five (5) business days of the Determination Date. The Agents, Forward Purchasers and Forward Sellers shall be solely responsible for allocating any reimbursement pursuant to this subsection among themselves.

(b) Termination of Agreement. If this Agreement is terminated by the Agents, Forward Purchasers and Forward Sellers in accordance with the provisions of Section 9(m) or Section 13(a)(i) hereof, the Company shall reimburse the Agents, Forward Purchasers and Forward Sellers for all of their out of pocket expenses, including the reasonable fees and disbursements of counsel for the Agents, Forward Purchasers and Forward Sellers, unless Placement Shares having an aggregate offering price of $25,000,000 or more have previously been offered and sold under this Agreement.

SECTION 9. Conditions to Agents, Forward Purchasers’, and Forward Sellers’ Obligations. The obligations of the Agents, Forward Purchasers, and Forward Sellers hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties of the Company contained in this Agreement and in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement, any Replacement Registration Statement and any Rule 462(b) Registration Statement shall have become effective and shall be available for (i) all sales of Placement Shares issued pursuant to all prior Placement Notices (each as amended by a corresponding Acceptance, if applicable) and (ii) the sale of all Placement Shares contemplated to be issued by any Placement Notice (each as amended by a corresponding Acceptance, if applicable).

(b) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus, or any Issuer Free Writing Prospectus, or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus, or any Issuer Free Writing Prospectus, or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus and any Issuer Free Writing Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) No Material Misstatement or Omission. The Agents, the Forward Purchasers and the Forward Sellers shall not have advised the Company that the Registration Statement or Prospectus, or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the reasonable opinion of any of the Agents, the Forward Purchasers and the Forward Sellers is material, or omits to state a fact that in the opinion of any of the Agents, the Forward Purchasers and the Forward Sellers is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d) Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change in the condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

(e) Opinions of Counsel for Company. The Agents, Forward Purchasers and Forward Sellers shall have received the favorable opinions of Company Counsel, required to be delivered pursuant to Section 7(p) on or before the date on which such delivery of such opinions is required pursuant to Section 7(p).

(f) Representation Certificate. The Agents, Forward Purchasers and Forward Sellers shall have received the certificate required to be delivered pursuant to Section 7(o) on or before the date on which delivery of such certificate is required pursuant to Section 7(o).

(g) Accountant’s Comfort Letter. The Agents, Forward Purchasers and Forward Sellers shall have received the Comfort Letter required to be delivered pursuant Section 7(q) on or before the date on which such delivery of such opinion is required pursuant to Section 7(q).

(h) Opinion of Counsel for The Agents, Forward Purchasers and Forward Sellers. On or prior to the date that the first Placement Shares are sold pursuant to the terms of this Agreement and within two (2) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit F for which no waiver is applicable, the Agents, Forward Purchasers and Forward Sellers shall have received the favorable written opinion or opinions of Goodwin Procter LLP, counsel for the Agents, Forward Purchasers and Forward Sellers, dated such date, with respect to such matters as the Agents, Forward Purchasers and Forward Sellers may reasonably request.

(i) Approval for Listing. The Issuance Shares and the Forward Settlement Shares shall either have been (i) approved for listing on NYSE, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Issuance Shares and the Forward Settlement Shares on NYSE at, or prior to, the issuance of any Placement Notice.

(j) No Suspension. Trading in the Common Shares shall not have been suspended on the NYSE.

(k) Additional Documents. On each date on which the Company is required to deliver a certificate pursuant to Section 7(o), counsel for the Agents, Forward Purchasers and Forward Sellers shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Placement Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement.

(l) Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(m) Termination of Agreement. If any condition specified in this Section 9 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by each of the Agents, Forward Purchasers and Forward Sellers as to itself by notice to the Company, and such termination shall be without liability of any party to any other party except as provided in Section 8 hereof and except that, in the case of any termination of this Agreement, Sections 5, 10, 11, 12, 16 and 23 hereof shall survive such termination and remain in full force and effect.

SECTION 10. Indemnification.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each of the Agents, the Forward Purchasers and the Forward Sellers, each of their respective affiliates (as such term is defined in Rule 501(b) of the Securities Act) (each, an “Affiliate”), its respective selling agents and each person, if any, who controls the Agents, Forward Purchasers and Forward Sellers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of any offering of Placement Shares (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 10(d) below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Agents, Forward Purchasers and Forward Sellers), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished to the Company in writing by the Agents, Forward Purchasers or Forward Sellers expressly for use therein, it being understood and agreed that the only such information furnished by the Agents, Forward Purchasers or Forward Sellers as of the date hereof consists of the Agent Information.

(b) Indemnification by the Agents, Forward Purchasers and Forward Sellers. The Agents, Forward Purchasers and Forward Sellers agree, severally and not jointly, to indemnify and hold harmless the Company, its trustees, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 10, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished to the Company in writing by the Agents, Forward Purchasers and Forward Sellers expressly for use therein, it being understood and agreed that the only such information furnished by the Agents, Forward Purchasers and Forward Sellers as of the date hereof consists of the Agent Information.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. Counsel to the indemnified parties shall be selected as follows: counsel to each of the Agents, Forward Purchasers and Forward Sellers, its respective Affiliates, and each person, if any, who controls the Agents, Forward Purchasers and Forward Sellers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be selected by the Agents, Forward Purchasers and Forward Sellers; and counsel to the Company, its trustees, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Agents, Forward Purchasers and Forward Sellers and each person, if any, who controls the Agents, Forward Purchasers and Forward Sellers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Company, its trustees, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10 or Section 11 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 10(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 11. Contribution. If the indemnification provided for in Section 10 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agents, Forward Purchasers and Forward Sellers on the other hand from the offering of the Placement Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Agents, Forward Purchasers and Forward Sellers on the other hand in connection with the statements or omissions.

The relative benefits received by the Company on the one hand and the Agents, the Forward Purchasers and the Forward Sellers on the other hand in connection with the offering of the Placement Shares pursuant to this Agreement shall be deemed to be (i) in the case of the Company, the sum of (A) the net proceeds (before deducting expenses) received by the Company from the sale of the Issuance Shares and (B) the number of Forward Hedge Shares for each Forward Transaction under this Agreement multiplied by the Forward Hedge Price for such Forward Transaction, (ii) in the case of the Agents, the commissions received by the Agents in connection with their sale of Placement Shares hereunder, (iii) in the case of the Forward Sellers, the number of Forward Hedge Shares sold by the Forward Seller under this Agreement for each Forward Transaction, multiplied by the Forward Hedge Selling Commission Rate for such Forward Transaction (the “Actual Forward Commission”), and (iv) in the case of the Forward Purchasers, the number of Forward Hedge Shares sold to hedge each Forward Contract executed by such Forward Purchaser in connection with this Agreement multiplied by the net Spread (as such term is defined in the related Forward Contract for such Forward Transaction and net of any related stock borrow costs or other costs or expenses actually incurred) multiplied by the Forward Hedge Price for such Forward Hedge Shares (the “Actual Forward Spread”).

The relative fault of the Company on the one hand and the Agents, Forward Purchasers and Forward Sellers on the other hand shall be determined by reference to, among other things, whether the untrue or the alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Agents, Forward Purchasers and Forward Sellers, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Agents, Forward Purchasers and Forward Sellers agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 11 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 11, in no event shall (i) the Agents be required to contribute any amount in excess of the commissions received by them under this Agreement, (ii) the Forward Sellers be required to contribute any amount in excess of the Actual Forward Commission received by them under this Agreement and (iii) the Forward Purchasers be required to contribute any amount in excess of the Actual Forward Spread received by them under this Agreement.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 11, each person, if any, who controls any of the Agents, Forward Purchasers or Forward Sellers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Agents, Forward Purchasers and Forward Sellers, and each trustee of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

SECTION 12. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agents, Forward Purchasers and Forward Sellers or a controlling person, or by or on behalf of the Company, and shall survive delivery of the Placement Shares to the Agents, Forward Purchasers and Forward Sellers.

SECTION 13. Termination of Agreement.

(a) Termination; General. Each of the Agents, Forward Purchasers and Forward Sellers may terminate this Agreement as to itself, by notice to the Company, as hereinafter specified at any time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Agent, Forward Purchaser or Forward Seller, impracticable or inadvisable to market the Placement Shares or to enforce contracts for the sale of the Placement Shares, or (iii) if trading in the Placement Shares has been suspended or limited by the Commission or the NYSE, or if trading generally on the NYSE American, the NYSE or the Nasdaq Stock Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Termination by the Company. The Company shall have the right, by giving three (3) days’ notice as hereinafter specified to terminate this Agreement in full, or with respect to one or more Agents, Forward Purchasers and Forward Sellers, in its sole discretion at any time after the date of this Agreement.

(c) Termination by the Agents, the Forward Purchasers and the Forward Sellers. Each of the Agents, Forward Purchasers and Forward Sellers shall have the right, by giving three (3) days’ notice as hereinafter specified to terminate this Agreement as to itself in its sole discretion at any time after the date of this Agreement.

(d) Automatic Termination. Unless earlier terminated pursuant to this Section 13. , this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Shares through the Agents and/or Forward Sellers on the terms and subject to the conditions set forth herein with an aggregate sale price equal to the amount set forth in Section 1. of this Agreement.

(e) Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 13(a)(i), (b), (c) or (d) above or otherwise by mutual agreement of the parties.

(f) Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents, Forward Purchasers and Forward Sellers or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

(g) Liabilities. If this Agreement is terminated pursuant to this Section 13, such termination shall be without liability of any party to any other party except as provided in Section 8 hereof, and except that, in the case of any termination of this Agreement, Section 5, Section 10, Section 11, Section 12, Section 16 and Section 23 hereof shall survive such termination and remain in full force and effect.

SECTION 14. Notices. Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Company shall be directed to it at 7550 Wisconsin Ave., Suite 900, Bethesda, MD 20814, Attention to Steven Freishtat, Chief Financial Officer, with a copy to Paul D. Manca, 555 Thirteenth Street, NW, Washington, DC 20004. Notices to the Agents, the Forward Purchasers and the Forward Sellers shall be delivered to the address for such Agent, Forward Purchaser or Forward Seller, as applicable, set forth on Schedule II, in each case, with a copy to Goodwin Procter LLP, 100 Northern Avenue, Boston, MA 02210, Attention: Scott C. Chase.

SECTION 15. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any of the Agents, Forward Purchasers or Forward Sellers is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from an Agent, Forward Purchaser or Forward Seller of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any of the Agents, Forward Purchasers or Forward Sellers is a Covered Entity or a BHC Act Affiliate of any of the Agents, Forward Purchasers or Forward Sellers becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Agents, Forward Purchasers or Forward Sellers are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

SECTION 16. Parties. This Agreement shall inure to the benefit of and be binding upon the Agents, Forward Purchasers and Forward Sellers, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agents, Forward Purchasers and Forward Sellers, the

Company and their respective successors and the controlling persons and officers and trustees referred to in Sections 10 and 11 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Agents, Forward Purchasers and Forward Sellers, the Company and their respective successors, and said controlling persons and officers and trustees and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Placement Shares from the Agents or Forward Sellers shall be deemed to be a successor by reason merely of such purchase.

SECTION 17. Adjustments for Stock Splits. The parties acknowledge and agree that all stock-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Placement Shares.

SECTION 18. Governing Law; Time and Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. Any action, suit or proceeding to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal court located in the Southern District of the State of New York or any New York state court located in the Borough of Manhattan, and the Company agrees to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) and each party waives (to the full extent permitted by law) any objection it may have to the laying of venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding has been brought in an inconvenient forum.

SECTION 19. Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile or e-mail transmission. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement, if any, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

SECTION 21. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Aggregate Forward Hedge Price” means, for any Forward Contract the “Forward Price” for such Forward Contract (as defined therein).

“Applicable Time” means the time of each sale of any Placement Shares or any securities pursuant to this Agreement.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b), or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“GAAP” means generally accepted accounting principles.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Placement Shares that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Placement Shares or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibit G hereto, in each case in the form furnished (electronically or otherwise) to the Agents, Forward Purchasers or Forward Sellers for use in connection with the offering of the Placement Shares.

“NYSE” means the New York Stock Exchange.

“Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424(b),” “Rule 430B,” “Rule 433” and “Rule 462(b)” refer to such rules under the Securities Act.

“Rule 462(b) Registration Statement” means a registration statement filed by the Company pursuant to Rule 462(b) for the purpose of registering any of the Placement Shares under the Securities Act, including the documents incorporated by reference therein and the Rule 430A Information.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act of 1950, as amended, and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended, and the regulations promulgated thereunder.

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

All references in this Agreement to the Registration Statement, any Replacement Registration Statement, any Rule 462(b) Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Shares by the Agents or Forward Sellers outside of the United States.

SECTION 22. Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that, unless it obtains the prior consent of each Agent, Forward Purchaser or Forward Seller, and each Agent, Forward Purchaser or Forward Seller represents, warrants and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Placement Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by each Agent, Forward Purchaser or Forward Seller or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit G hereto are Permitted Free Writing Prospectuses.

SECTION 23. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) Each Agent, Forward Purchaser or Forward Seller is acting solely as agent and/or principal in connection with the public offering of the Placement Shares and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, including the determination of the public offering prices of any Placement Shares and any related discounts and commissions, and the price to be paid for any Forward Hedge Shares are arm’s-length commercial transactions between the Company, on the one hand, and the applicable Agents and/or Forward Purchasers, as applicable, on the other hand, and does not constitute a recommendation, investment advice, or solicitation of any action by the Agents or Forward Purchasers, no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and each Agent, Forward Purchaser or Forward Seller, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not each Agent, Forward Purchaser or Forward Seller has advised or is advising the Company on other matters, and each Agent, Forward Purchaser or Forward Seller has no obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b) any public offering price of the Placement Shares set forth in this Agreement was not established by the Agents, Forward Purchasers, or Forward Sellers;

(c) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d) none of the Agents, Forwards Purchaser, or Forward Sellers has provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(e) it is aware that each of the Agents, Forward Purchasers or Forward Sellers and its respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and each of the Agents, Forward Purchasers or Forward Sellers has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(f) it waives, to the fullest extent permitted by law, any claims it may have against the Agents, Forward Purchasers or Forward Sellers for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Agents, Forward Purchasers and Forward Sellers shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of Company.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agents, Forward Purchasers and Forward Sellers and the Company in accordance with its terms.

Very truly yours,

ELME COMMUNITIES

By:	/s/ Steven M. Freishtat
Name: Steven M. Freishtat
Title: Executive Vice President and Chief Financial Officer

CONFIRMED AND ACCEPTED, as of the date first above written:

WELLS FARGO SECURITIES, LLC as Agent and Forward Seller

By	/s/ Aldin Dervisevic
Authorized Signatory

WELLS FARGO BANK, NATIONAL ASSOCIATION as Forward Purchaser

By	/s/ Aldin Dervisevic
Authorized Signatory

BNY MELLON CAPITAL MARKETS, LLC as Agent and Forward Seller

By	/s/ Dan Klinger
Authorized Signatory

THE BANK OF NEW YORK MELLON as Forward Purchaser

By	/s/ Robert Lynch
Authorized Signatory

[Signature Page to Equity Distribution Agreement]

CITIGROUP GLOBAL MARKETS INC. as Agent and Forward Seller

By	/s/ Jared M. Nutt
Authorized Signatory

CITIBANK, N.A. as Forward Purchaser

By	/s/ Eric Natelson
Authorized Signatory

[Signature Page to Equity Distribution Agreement]

GOLDMAN SACHS & CO. LLC as Agent and Forward Seller

By	/s/ Ryan Cunn
Authorized Signatory

GOLDMAN SACHS & CO. LLC as Forward Purchaser

By	/s/ Ryan Cunn
Authorized Signatory

[Signature Page to Equity Distribution Agreement]

KEYBANC CAPITAL MARKETS INC. as Agent and Forward Seller

By	/s/ Jaryd Banach
Authorized Signatory

KEYBANC CAPITAL MARKETS INC. as Forward Purchaser

By	/s/ Jaryd Banach
Authorized Signatory

[Signature Page to Equity Distribution Agreement]

TD SECURITIES (USA) LLC as Agent and Forward Seller

By	/s/ Brad Limpert
Authorized Signatory

THE TORONTO-DOMINION BANK as Forward Purchaser

By	/s/ Vanessa Simonetti
Authorized Signatory

[Signature Page to Equity Distribution Agreement]

TRUIST SECURITIES, INC. as Agent and Forward Seller

By	/s/ J. West Riggs
Authorized Signatory

TRUIST BANK as Forward Purchaser

By	/s/ J. West Riggs
Authorized Signatory

[Signature Page to Equity Distribution Agreement]

SCHEDULE I

AGENTS, FORWARD SELLERS AND FORWARD PURCHASERS

Wells Fargo Securities, LLC 500 West 33rd Street New York, New York 10001	KeyBanc Capital Markets Inc. 127 Public Square, 7th Floor Cleveland, Ohio 44114

BNY Mellon Capital Markets, LLC 240 Greenwich Street New York, New York 10286	TD Securities (USA) LLC 1 Vanderbilt Avenue New York, NY 10017

Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013	Truist Securities, Inc. 3333 Peachtree Road NE, 11th Floor Atlanta, Georgia 30326

Goldman Sachs & Co. LLC 200 West Street New York, New York 10282

As Agents and Forward Sellers

Wells Fargo Bank, National Association 500 West 33rd Street New York, New York 10001	KeyBanc Capital Markets Inc. 127 Public Square, 7th Floor Cleveland, Ohio 44114

The Bank of New York Mellon 240 Greenwich Street New York, New York 10286	The Toronto-Dominion Bank c/o TD Securities (USA) LLC, as Agent 1 Vanderbilt Avenue New York, NY 10017

Citibank, N.A. 388 Greenwich Street New York, New York 10013	Truist Bank 3333 Peachtree Road NE, 11th Floor Atlanta, Georgia 30326

Goldman Sachs & Co. LLC 200 West Street New York, New York 10282

As Forward Purchasers

SI-1

SCHEDULE II

NOTICE INFORMATION

Notices to the Agents and/or Forward Sellers shall be directed to them at:

Wells Fargo Securities, LLC, 500 West 33rd Street, New York, NY 10001, Attention:

BNY Mellon Capital Markets, LLC, Equity Capital Markets, 240 Greenwich St, 3W, New York, New York 10286, to the attention of

Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention:

Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention:

KeyBanc Capital Markets Inc. 127 Public Square, 7th Floor Cleveland, Ohio 44114 Attention:

TD Securities (USA) LLC, 1 Vanderbilt Avenue, New York, NY 10017, Attn:

Truist Securities, Inc., 3333 Peachtree Road NE, 11th Floor, Atlanta, Georgia 30326, Attn:

Notices to the Forward Purchasers shall be directed to them at:

Wells Fargo Bank, National Association, 500 West 33rd Street, 14th Floor, New York, New York 10001, Attention:

The Bank of New York Mellon, 240 Greenwich Street, 3rd Floor, New York, New York 10286, to the attention of

Citibank, N.A., 388 Greenwich Street, New York, New York 10013, Attention:

SII-1

Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention:

KeyBanc Capital Markets Inc. 127 Public Square, 7th Floor Cleveland, Ohio 44114 Attention:

The Toronto-Dominion Bank, c/o TD Securities (USA) LLC, as Agent, 1 Vanderbilt Avenue, New York, NY 10017, Attn:

Truist Bank, 3333 Peachtree Road NE, 11th Floor, Atlanta, Georgia 30326, Attn:

SII-2

EXHIBIT A-1

FORM OF ISSUANCE PLACEMENT NOTICE

From:	[ ]
Cc:	[ ]
To:	[ ]

Subject: Equity Distribution—Placement Notice

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement among Elme Communities (the “Company”) and (i) each of Wells Fargo Securities, LLC, BNY Mellon Capital Markets, LLC, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, KeyBanc Capital Markets Inc., TD Securities (USA) LLC and Truist Securities, Inc., each in its capacity as agent for the Company (collectively, the “Agents” and individually, an “Agent”), (ii) each of Wells Fargo Bank, National Association, The Bank of New York Mellon, Citibank, N.A., Goldman Sachs & Co. LLC, KeyBanc Capital Markets Inc., The Toronto-Dominion Bank and Truist Bank, each (or its affiliate assignee) in its capacity as forward purchaser, and (iii) each of Wells Fargo Securities, LLC, BNY Mellon Capital Markets, LLC, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, KeyBanc Capital Markets Inc., TD Securities (USA) LLC and Truist Securities, Inc., each in its capacity as agent for the forward purchaser in connection with the offering and sale of any forward hedge shares, dated February 20, 2024 (the “Agreement”), the Company hereby requests that you sell up to [•] OR [$[•] in aggregate offering price of] Common Shares of Beneficial Interest, par value $0.01 per share (the “Securities”), at a minimum market price of $[•] per share. The Company shall pay the designated Agent compensation equal to [•]% of the gross proceeds from the sale of the Securities set forth in this Placement Notice.

The daily issuance of the above referenced Securities should not represent any more than [•]% of the Company’s average daily trading volume on any given day, and should be issued between [•], 20[•] and [•], 20[•].

[ADDITIONAL SALES PARAMETERS MAY BE ADDED, SUCH AS SPECIFIC DATES ON WHICH THE SHARES MAY NOT BE SOLD ON, THE MANNER IN WHICH SALES ARE TO BE MADE BY THE AGENT, AND/OR THE CAPACITY IN WHICH THE AGENT MAY ACT IN SELLING SHARES (AS PRINCIPAL, AGENT, OR BOTH)]

A-1-1

EXHIBIT A-2

FORM OF FORWARD PLACEMENT NOTICE

From: [Elme Communities]

To:	[Forward Purchaser] (the “Forward Purchaser”)

Attention:

To:	[Forward Seller]

Attention:

Subject:	At-The-Market Issuance – Forward Placement Notice

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement among Elme Communities (the “Company”) and (i) each of Wells Fargo Securities, LLC, BNY Mellon Capital Markets, LLC, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, KeyBanc Capital Markets Inc., TD Securities (USA) LLC and Truist Securities, Inc., each in its capacity as agent for the Company (collectively, the “Agents” and individually, an “Agent”), (ii) each of Wells Fargo Bank, National Association, The Bank of New York Mellon, Citibank, N.A., Goldman Sachs & Co. LLC, KeyBanc Capital Markets Inc., The Toronto-Dominion Bank and Truist Bank, each (or its affiliate assignee) in its capacity as Forward Purchaser, and (iii) each of Wells Fargo Securities, LLC, BNY Mellon Capital Markets, LLC, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, KeyBanc Capital Markets Inc., TD Securities (USA) LLC and Truist Securities, Inc., each in its capacity as agent for the forward purchaser in connection with the offering and sale of any forward hedge shares, dated February 20, 2024 (the “Agreement”), the Company hereby requests that the Company and the Forward Purchaser enter into a Forward Transaction (as defined in the Agreement) with respect to Company’s common shares of beneficial interest, par value $0.01 per share, on the following terms. This Forward Placement Notice relates to a “Forward Transaction”.

The Company desires to enter into a Forward Transaction, including a related Master Forward Confirmation substantially consistent with the Form of Master Forward Confirmation, in each case on the following terms:

First Date of Forward Hedge Selling Period:	[_______], 20[__]

Maturity Date:	[_______], 20[__]

Last Date of Forward Hedge Selling Period:	[_______], 20[__]

Forward Hedge Number:	[_______]

Forward Hedge Selling Commission Rate:	[_.__]%

Spread: Initial Stock Loan Rate: Maximum Stock Loan Rate:	[_.__]% [_____] basis points per annum [_____] basis points per annum

Forward Price Reduction Dates	Forward Price Reduction Amounts
[ ]	USD[ ]
[ ]	USD[ ]
[ ]	USD[ ]
[ ]	USD[ ]

A-2-1

EXHIBIT B

AUTHORIZED INDIVIDUALS FOR PLACEMENT NOTICES AND ACCEPTANCES

Wells Fargo Securities, LLC

Scott Levin

Email:

Chris Flouhouse

Email:

Nick Gorman

Email:

Jennifer Lynch

Email:

Billy O’Connell

Email:

Josie Callanan

Email:

Elizabeth Alvarez

Email:

Wells Fargo Bank, National Association

Scott Levin

Email:

Chris Flouhouse

Email:

Nick Gorman

Email:

Jennifer Lynch

Email:

Billy O’Connell

Email:

Josie Callanan

Email:

Elizabeth Alvarez

Email:

Corporate Equity Derivatives

Email:

BNY Mellon Capital Markets, LLC

Dan Klinger

Email:

Michael Palma

Email:

JC Mas

Email:

Kevin Millet

Email:

Robert Lynch

Email:

The Bank of New York Mellon

Dan Klinger

Email:

Michael Palma

Email:

JC Mas

Email:

Kevin Millet

Email:

Robert Lynch

Email:

Citigroup Global Markets Inc.

Matthew T. Morris

Email:

Derek Gross

Email:

Walter Westhoff

Email:

Citibank, N.A.

Eric Natelson

Email:

Theodore Finkelstein

Email:

Bianca Gotuaco

Email:

Goldman Sachs & Co. LLC

Ryan Cunn

Email:

Tim Carson

Email:

Andrew Fry

Email:

Arden Neu

Email:

KeyBanc Capital Markets Inc.

Jaryd Banach

Email:

Michael Jones

Email:

John Salisbury

Email:

TD Securities (USA) LLC

Michael Murphy

Email:

Adriano Pierroz

Email:

The Toronto-Dominion Bank

Chris Obalde

Email:

Vanessa Simonetti

Email:

Truist Securities, Inc.

Keith Carpenter

Email:

Geoff Fennel

Email:

ATM Offerings

Email:

Truist Bank

Michael Collins

Email:

Keith Carpenter

Email:

Geoff Fennel

Email:

ATM Offerings

Email:

Elme Communities

Steven Freishtat

Email:

Paul T. McDermott

Email:

Drew Hammond

Email:

EXHIBIT C

COMPENSATION

The designated Agent shall be paid compensation equal to up to 2.0% of the gross proceeds from the sales of Issuance Shares pursuant to the terms of this Agreement. The actual compensation paid to the designated Agent shall be set forth in the applicable Issuance Placement Notice.

C-1

EXHIBIT D

SIGNIFICANT SUBSIDIARIES OF THE COMPANY

Name	Jurisdiction of Organization	Type of Entity

WashREIT OP LLC	Delaware	Limited Liability Company

WashREIT OP Sub DC LLC	Delaware	Limited Liability Company

WashREIT Riverside LLC	Delaware	Limited Liability Company

WashREIT Riverside Apartments LLC	Delaware	Limited Liability Company

D-1

EXHIBIT E

FORM OF OPINIONS OF COMPANY COUNSEL

E-1

EXHIBIT F

OFFICER CERTIFICATE

The undersigned Paul T. McDermott, the duly qualified and elected President and Chief Executive Officer of Elme Communities (“Company”), a Maryland real estate investment trust, does hereby certify in such capacity and on behalf of the Company, pursuant to Section 7(o) of the Equity Distribution Agreement (the “Agreement”) dated February 20, 2024, by and among the Company and (i) each of Wells Fargo Securities, LLC, BNY Mellon Capital Markets, LLC, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, KeyBanc Capital Markets Inc., TD Securities (USA) LLC and Truist Securities, Inc. as agents and forward sellers, as applicable, (collectively, the “Agents” or “Forward Sellers”, as applicable), and (ii) each of Wells Fargo Bank, National Association, The Bank of New York Mellon, Citibank, N.A., Goldman Sachs & Co. LLC, KeyBanc Capital Markets Inc., The Toronto-Dominion Bank and Truist Bank as forward purchasers (collectively, the “Forward Purchasers”), that to the knowledge of the undersigned:

The representations and warranties of the Company in Section 5 of each of the Agreements (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; and

The Company has complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied pursuant to each of the Agreements at or prior to the date hereof (other than those conditions waived by the Agents).

F-1

EXHIBIT G

ISSUER FREE WRITING PROSPECTUSES

None

G-1

EXHIBIT H

FORM OF MASTER FORWARD CONFIRMATION

H-1